Exhibit 16.1

March 28, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Tribune Publishing Company (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Tribune Publishing Company dated March 22, 2016.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 2001 Ross Ave, Dallas, TX  75201

T: (214) 999 1400, F: (214) 754 7991, www.pwc.com/us